Exhibit 99.1

Cabot Corp Reports First Quarter Fiscal 2018 Results

Diluted EPS of ($1.98) and Adjusted EPS of $0.93

BOSTON--(BUSINESS WIRE)--February 6, 2018--Cabot Corporation (NYSE: CBT) today announced results for its first quarter of fiscal year 2018.

Key Highlights

  Diluted EPS of ($1.98) driven by U.S. tax reform; Adjusted EPS of $0.93, up 9% year-over-year
  Strongest EBIT quarter for Reinforcement Materials since Q1 2014; up 55% year-over-year
  Concluded calendar year 2018 tire customer negotiations in Reinforcement Materials with a favorable outcome
  Returned $36M to shareholders through dividends and share repurchases

(In millions, except per share amounts)	First Quarter
	2018	2017

Net sales	$720	$611
Net income (loss) attributable to Cabot Corporation	$(122)	$55

Net income (loss) per diluted share attributable to Cabot Corporation	$(1.98)	$0.86
Less: Certain items after tax per share	$(2.91)	$0.01
Adjusted EPS	$0.93	$0.85

Commenting on the results, Cabot President and CEO Sean Keohane, said, “I am very pleased with our operating results in the quarter. Reinforcement Materials delivered strong results with 55% growth in EBIT on a year-over-year basis from benefits in both 2017 calendar year customer agreements and strong Asia spot pricing. Performance Chemicals experienced a solid quarter with price increases offset by higher raw material and fixed costs, while EBIT in Purification Solutions was higher than the prior year quarter due to continued momentum in the Specialty applications and the timing of royalty receipts. As is the case with many U.S. based multi-national companies, we recorded a significant GAAP tax charge in the quarter related to U.S. tax reform legislation. We expect the cash tax impact of the legislation to be minimal due to Cabot’s significant foreign tax credits. In addition, we maintained discipline around our capital allocation framework by investing in growth projects and returning $36 million to shareholders during the quarter.”

Financial Detail

For the first quarter of fiscal 2018, net loss attributable to Cabot Corporation was $122 million ($1.98 per diluted common share). Net loss includes an after-tax charge of $180 million from certain items which was predominantly comprised of the tax charge associated with the enactment of U.S. tax reform during the quarter. Adjusted EPS for the first quarter of fiscal 2018 was $0.93 per share.

Segment Results

Reinforcement Materials -- First quarter fiscal 2018 EBIT in Reinforcement Materials increased by $22 million compared to the first quarter of fiscal 2017. The increase in EBIT was principally driven by improved unit margins, product mix and volumes from calendar year 2017 customer agreements and an improved pricing environment in China. Volumes increased 3% year over year primarily due to gains in Europe and the Americas. Sequentially, Reinforcement Materials EBIT increased by $14 million compared to the fourth quarter of fiscal 2017 driven by favorable spot pricing in Asia, partially offset by seasonally lower volumes. Sequentially, volumes decreased by 2% due to seasonally lower volumes in the Americas and Asia.

Global and regional volume changes for Reinforcement Materials for the first quarter of fiscal 2018 as compared to the same quarter of the prior year and the fourth quarter of fiscal 2017 are included in the table below:

	First Quarter Year over Year Change	First Quarter Sequential Change
Changes in Global Reinforcement Materials Volumes	3%	(2%)
Asia	(5%)	(1%)
Europe, Middle East, Africa	13%	3%
Americas	10%	(5%)

Performance Chemicals -- First quarter fiscal 2018 EBIT in Performance Chemicals decreased by $2 million compared to the first quarter of fiscal 2017 primarily due to higher fixed costs for plant maintenance and higher feedstock costs. These higher costs were partially offset by price increases and increased volumes of 9% in the Specialty Carbons and Formulations business and 4% in the Metal Oxides business. Sequentially, Performance Chemicals EBIT decreased by $8 million compared to the fourth quarter of fiscal 2017, primarily due to seasonally lower volumes, with a 5% decrease in Specialty Carbons and Formulations and a 9% decrease in Metal Oxides. The lower volumes were partially offset by higher unit margins from price increases.

Purification Solutions – First quarter fiscal 2018 EBIT in Purification Solutions increased by $2 million compared to the first quarter of fiscal 2017 due to higher volumes in the Specialty applications and the receipt of accelerated royalty payments. Sequentially, Purification Solutions EBIT increased by $4 million compared to the fourth quarter of fiscal 2017 due to favorable product mix and the receipt of royalty payments. These positive factors were partially offset by lower seasonal volumes.

Specialty Fluids – First quarter fiscal 2018 EBIT in Specialty Fluids decreased by $4 million compared to the first quarter of fiscal 2017 due to lower project activity and fine cesium chemicals volumes. Sequentially, Specialty Fluids EBIT decreased by $5 million compared to the fourth quarter of fiscal 2017 primarily due to lower project activity.

Cash Performance -- The Company ended the first quarter of fiscal 2018 with a cash balance of $189 million. During the first quarter of fiscal 2018, cash flows from operating activities were $45 million, which included a $50 million increase in net working capital. Capital expenditures for the first quarter of fiscal 2018 were $52 million. Additional uses of cash during the first quarter included $20 million for dividends and $16 million for share repurchases.

Taxes – During the first quarter of fiscal 2018, the Company recorded a tax provision of $205 million for an effective tax rate of 224% and an operating tax rate of 21%. The provision includes $185 million of discrete tax charges related primarily to the recent enactment of U.S. tax reform, including provisional estimates for a transition tax on previously untaxed foreign earnings, a revaluation of U.S. deferred tax assets and liabilities, and deferred tax liabilities on unremitted foreign earnings. We anticipate that the cash impact of these charges will be minimal due to our significant foreign tax credits. As new information becomes available, the Company will update these amounts.

Outlook

Commenting on the outlook for the Company, Keohane said, “We are very pleased with our first quarter results and we feel good about the current business environment. Looking ahead to the second quarter, we anticipate that Reinforcement Materials will benefit from the calendar year 2018 customer agreements along with a firm spot market in Europe and Asia. In Performance Chemicals we are expecting an improvement sequentially due to higher seasonal volumes and the positive impact from price increases, but anticipate margins will be impacted somewhat by rising feedstock costs in specialty carbons and higher costs to support growth investments. We also expect Purification Solutions to benefit from continued momentum in the Specialty applications but it will be challenged by continued competitive ECS pricing.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Wednesday, February 7, 2018. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, masterbatches and conductive compounds, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements -- This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including our expectations for the cash impact of U.S. tax reform, performance in the second quarter of fiscal 2018 and the factors that we expect will impact volumes, demand for our products and margins are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to volatility in the price of energy and raw materials; competition from other specialty chemical companies; safety, health and environmental requirements; a significant adverse change in a customer relationship; negative or uncertain worldwide or regional economic conditions; unanticipated delays in site development projects; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2017, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principles (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS and our operating tax rate, both of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP. A reconciliation of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, and a reconciliation of operating tax rate to effective tax rate, the most directly comparable GAAP financial measure, are provided in the table titled “Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) per share from continuing operations items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we have excluded from our calculations of Adjusted EPS, as applicable, but that have been included in our GAAP net income (loss) per share, as applicable, are described below.

  Global restructuring activities, which included costs or benefits associated with cost reduction initiatives or plant closures and were primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Non-recurring gains (losses) on foreign currency, which primarily related to the impact of continued currency devaluations on our net monetary assets denominated in that currency.
  Legal and environmental reserves and matters, which consisted of costs or benefits for matters typically related to former businesses or that were otherwise incurred outside of the ordinary course of business.
  Executive transition costs, which included incremental charges, including stock compensation charges, associated with the retirement or termination of employment of senior executives of the Company.
  Asset impairment charges, which primarily included charges associated with an impairment of goodwill or other long-lived assets.
  Acquisition and integration-related charges, which included transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Gains (losses) on sale of investments, which primarily related to the sale of investments accounted for under the cost-method.

Cabot does not provide a target GAAP EPS growth rate range or reconciliation of the Adjusted EPS growth rate range with a GAAP EPS growth rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Operating Tax Rate. Our “operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative tax rate adjustments and the impact of the items of expense and income we identify as certain items on both our operating income and the tax provision. Management believes that the operating tax rate is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2017	2016

Net sales and other operating revenues	$720	$611

Cost of Sales (A)	542	452

Gross profit	178	159

Selling and administrative expenses	69	63

Research and technical expenses	15	12

Income (loss) from operations	94	84

Other income (expense)

Interest and dividend income	3	2

Interest expense	(13)	(13)

Other income (expense)	8	2

Total other income (expense)	(2)	(9)

Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	92	75

(Provision) benefit for income taxes (A)	(205)	(18)

Equity in earnings of affiliated companies, net of tax	1	2

Net income (loss)	(112)	59

Net income (loss) attributable to noncontrolling interests	10	4

Net income (loss) attributable to Cabot Corporation	$(122)	$55

Diluted earnings per share of common stock attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation (A) (B)	$(1.98)	$0.86

Weighted average common shares outstanding
Diluted (B)	61.9	62.8

(A) Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the last-in, first-out (“LIFO”) method to the first-in, first-out (“FIFO”) method, which resulted in a decrease in Cost of sales of $2 million, an increase in (Provision) benefit for income taxes of ($1) million and an increase in Net income (loss) attributable to Cabot Corporation per diluted common share of $0.01 per share.

(B) The weighted average common shares outstanding used to calculate earnings per share for the three months ended December 31, 2017 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2017	2016

Sales

Reinforcement Materials	$387	$295

Performance Chemicals	229	205
Specialty Carbons and Formulations	160	138
Metal Oxides	69	67

Purification Solutions	70	69

Specialty Fluids	6	11

Segment sales	692	580

Unallocated and other (A)	28	31

Net sales and other operating revenues	$720	$611

Segment Earnings Before Interest and Taxes (B)

Reinforcement Materials	$62	$40

Performance Chemicals	47	49

Purification Solutions	6	4

Specialty Fluids	(2)	2

Total Segment Earnings Before Interest and Taxes	113	95

Unallocated and Other

Interest expense	(13)	(13)
Certain items (C)	7	-
Unallocated corporate costs	(14)	(12)
General unallocated income (expense) (D) (E)	-	7
Less: Equity in earnings of affiliated companies	(1)	(2)

Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	92	75

(Provision) benefit for income taxes (including tax certain items) (D)	(205)	(18)

Equity in earnings of affiliated companies	1	2

Net income (loss)	(112)	59

Net income attributable to noncontrolling interests	10	4

Net income (loss) attributable to Cabot Corporation	$(122)	$55

Diluted earnings per share of common stock attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation (D)(F)	$(1.98)	$0.86

Adjusted earnings per share
Adjusted EPS (D)(G)	$0.93	$0.85

Weighted average common shares outstanding

Diluted (F)	61.9	62.8

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in General unallocated income (expense) of $2 million, an increase in (Provision) benefit for income taxes of ($1) million, an increase in Net income (loss) attributable to Cabot Corporation per diluted common share of $0.01 per share and an increase in Adjusted earnings per share of $0.01 per share.

(E) General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income and the profit related to the corporate adjustment for unearned revenue.

(F) The weighted average common shares outstanding used to calculate earnings per share for the three months ended December 31, 2017 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions	2017	2017

Current assets:

Cash and cash equivalents	$189	$280
Accounts and notes receivable, net of reserve for doubtful accounts of $10 and $9	551	527
Inventories: (A)
Raw materials	112	93
Work in process	2	2
Finished goods	318	293
Other	46	45
Total inventories	478	433
Prepaid expenses and other current assets	63	59
Total current assets	1,281	1,299

Property, plant and equipment, net	1,329	1,305

Goodwill	184	154
Equity affiliates	54	56
Intangible assets, net	164	137
Assets held for rent	104	104
Deferred income taxes (A)	27	237
Other Assets	46	46

Total assets	$3,189	$3,338

(A) Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in Total inventories of $37 million and a decrease in Deferred income taxes of $13 million.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions, except share and per share amounts	2017	2017

Current liabilities:

Notes payable	$7	$7
Accounts payable and accrued liabilities	475	457
Income taxes payable	20	22
Current portion of long-term debt	286	256
Total current liabilities	788	742

Long-term debt	631	661
Deferred income taxes	20	38
Other liabilities	252	245
Redeemable preferred stock	26	27

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and Outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 61,999,921 and 62,087,627 shares
Outstanding: 61,796,641 and 61,884,347 shares	62	62
Less cost of 203,280 and 203,280 shares of common treasury stock	(6)	(6)
Additional paid-in capital	-	-
Retained earnings (A)	1,555	1,707
Accumulated other comprehensive income	(263)	(259)
Total Cabot Corporation stockholders' equity	1,348	1,504
Noncontrolling interests	124	121
Total stockholders' equity	1,472	1,625
Total liabilities and stockholders' equity	$3,189	$3,338

(A) Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in Retained earnings of $24 million.

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended December 31	Three Months
Dollars in millions	2017	2016

Cash Flows from Operating Activities:
Net income (loss) (A)	$(112)	$59
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	39	38
Other non-cash charges, net (A) (B)	191	2
Changes in assets and liabilities:
Changes in certain working capital items (A) (C)	(50)	14
Changes in other assets and liabilities, net	(27)	(9)
Cash dividends received from equity affiliates	4	3
Cash provided by (used in) operating activities	45	107

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(52)	(22)
Cash paid for acquisition of business, net of cash acquired of $1	(64)	-
Other investing activities, net	15	(1)
Cash used in investing activities	(101)	(23)

Cash Flows from Financing Activities:
Change in debt, net	-	-
Cash dividends paid to common stockholders	(20)	(19)
Other financing activities, net (B)	(16)	(13)
Cash used in financing activities	(36)	(32)
Effect of exchange rates on cash	1	(63)
Increase (decrease) in cash and cash equivalents	(91)	(11)
Cash and cash equivalents at beginning of period	280	200
Cash and cash equivalents at end of period	$189	$189

(A) Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in Net income (loss) of $1 million, an increase in Other non-cash charges, net of $1 million and a decrease in Changes in certain working capital items of $2 million.

(B) Fiscal 2017 amounts have been recast to reflect the retrospective change related to cash flow presentation of excess tax benefits from stock based compensation under the new stock compensation guidance adopted in the first quarter of fiscal 2018, which resulted in the reclassification of $5 million for tax benefits from stock based compensation awards from cash flows from financing activities to cash flows from operating activities in the Consolidated Statement of Cash Flows for the three months ended December 31, 2016.

(C) Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities

CABOT CORPORATION

	Fiscal 2017					Fiscal 2018
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	$295	$352	$367	$367	$1,381	$387	$-	$-	$-	$387
Performance Chemicals	205	228	229	246	908	229	-	-	-	229
Specialty Carbons and Formulations	138	162	154	169	623	160	-	-	-	160
Metal Oxides	67	66	75	77	285	69	-	-	-	69
Purification Solutions	69	67	71	74	281	70	-	-	-	70
Specialty Fluids	11	7	12	11	41	6	-	-	-	6
Segment Sales	580	654	679	698	2,611	692	-	-	-	692
Unallocated and other (A)	31	24	26	25	106	28	-	-	-	28

Net sales and other operating revenues	$611	$678	$705	$723	$2,717	$720	$-	$-	$-	$720

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$40	$54	$51	$48	$193	$62	$-	$-	$-	$62
Performance Chemicals	49	51	46	55	201	47	-	-	-	47
Purification Solutions	4	2	(2)	2	6	6	-	-	-	6
Specialty Fluids	2	-	4	3	9	(2)	-	-	-	(2)
Total Segment Earnings Before Interest and Taxes	95	107	99	108	409	113	-	-	-	113

Unallocated and Other
Interest expense	(13)	(13)	(13)	(14)	(53)	(13)	-	-	-	(13)
Certain items (C)	-	-	(2)	(1)	(3)	7	-	-	-	7
Unallocated corporate costs	(12)	(14)	(11)	(13)	(50)	(14)	-	-	-	(14)
General unallocated income (expense) (D) (E)	7	(1)	(2)	(1)	3	-	-	-	-	-
Less: Equity in earnings of affiliated companies	(2)	(1)	(3)	(1)	(7)	(1)	-	-	-	(1)

Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	75	78	68	78	299	92	-	-	-	92
(Provision) benefit for income taxes (including tax certain items) (D)	(18)	1	(16)	-	(33)	(205)	-	-	-	(205)
Equity in earnings of affiliated companies	2	1	3	1	7	1	-	-	-	1

Net income (loss)	59	80	55	79	273	(112)	-	-	-	(112)

Net income (loss) attributable to noncontrolling interests	4	6	8	7	25	10	-	-	-	10

Net income (loss) attributable to Cabot Corporation	$55	$74	$47	$72	$248	$(122)	$-	$-	$-	$(122)

Diluted earnings per share of common stock attributable to Cabot Corporation
Net income (loss) attributable to Cabot Corporation (D)(F)	$0.86	$1.19	$0.73	$1.13	$3.91	$(1.98)	$-	$-	$-	$(1.98)

Adjusted earnings per share
Adjusted EPS (D)(G)	$0.85	$0.88	$0.83	$0.98	$3.54	$0.93	$-	$-	$-	$0.93

Weighted average common shares outstanding
Diluted (F)	62.8	62.8	62.7	62.5	62.7	61.9	-	-	-	61.9

(A) Unallocated and other reflects royalties, other operating revenues, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate and discounting charges for certain Notes receivable.

(B) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D) Fiscal 2017 full year amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in General unallocated income of $11 million, an increase in (Provision) benefit for income taxes of ($4) million , an increase in Net income (loss) attributable to Cabot Corporation per diluted common share of $0.11 per share and an increase in Adjusted earnings per share of $0.11 per share.

(E) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income and the profit related to the corporate adjustment for unearned revenue.

(F) The weighted average common shares outstanding used to calculate earnings per share for the three months ended December 31, 2017 excludes approximately 1 million shares as those shares would be antidilutive due to the Company’s net loss position in that period.

(G) Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended December 31
Dollars in millions, except per share amounts (unaudited)	Three Months
	2017		2016
	$		$

Certain items before and after income taxes

Global restructuring activities	(1)		—
Legal and environmental matters and reserves	(1)		—
Other certain items	(1)		—
Gains (losses) on sale of investments	10		—
Total certain items, pre-tax	7		—

Tax impact of certain items (A)	(2)		—
Certain items after tax (excluding discrete tax items)	5		—

Certain items after tax per share impact (excluding discrete tax items)	$0.09		$0.01

Tax-related certain items

Discrete tax items	(185)		—

Total tax-related certain items	(185)		—
Total tax-related certain items per share impact	$(2.98)	$	―

Total certain items after tax	$(180)	$	―
Total certain items after tax per share impact	$(2.89)		$0.01

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended December 31	Three Months
Dollars in millions, Pre-Tax (unaudited)	2017		2016

Statement of Operations Line Item (B)

Cost of sales	$(3)	$	―
Other income (expense)	10		—
Total certain items, pre-tax	$7		$-

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended December 31	Three Months
Dollars in millions (unaudited)	2017	2016

Reconciliation of Provision for income taxes, excluding certain items, to Provision for income taxes

(Provision) benefit for income taxes (C)	$(205)		$(18)

Less: Tax impact of certain items	(2)		—

Less: Tax-related certain items	(185)		—
(Provision) benefit for income taxes, excluding certain items	$(18)		$(18)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended December 31	Three Months					Forecast
Dollars in millions (unaudited)	2017	2016				2018

Reconciliation of the effective tax rate to the operating tax rate

(Provision) benefit for income taxes (C)	$(205)		$(18)			N/A

Effective tax rate	224%		24%			74%

Impact of discrete tax items: (D)
Unusual or infrequent items	(200%)		(1%)			(52%)
Items related to uncertain tax positions	(1%)		2%			-%
Other discrete tax items	(1%)		(1%)			-%
Impact of certain items	(1%)		-%			(1%)
Operating tax rate	21%		24%			21%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2017 and FISCAL 2016
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2018(E)

	Dec. Q	Mar. Q		Jun. Q		Sept. Q	FY 2018
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.98)	$	―	$	―	$ ―	$(1.98)
Less: Certain items after tax per share	(2.89)		―		―	―	(2.89)
Less: Dilutive impact of shares (F)	(0.02)		—		—	—	(0.02)
Adjusted earnings per share	$0.93	$	―	$	―	$ ―	$0.93

Periods ended (unaudited)	Fiscal 2017(E)

	Dec. Q	Mar. Q		Jun. Q		Sept. Q	FY 2017
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) attributable to Cabot Corporation (G)	$0.86		$1.19		$0.73	$1.13	$3.91
Less: Certain items after tax per share	0.01		0.31		(0.10)	0.15	0.37
Adjusted earnings per share (G)	$0.85		$0.88		$0.83	$0.98	$3.54

(A) The tax effect of certain items is determined by (1) starting with the current and deferred income tax expense or benefit, included in Net income attributable to Cabot Corporation, and (2) subtracting the tax expense or benefit on “adjusted earnings”. Adjusted earnings is defined as the pre-tax income attributable to Cabot Corporation excluding certain items. The tax expense or benefit on adjusted earnings is calculated by applying the operating tax rate, which includes both current and deferred taxes, as defined under the section Use of Non-GAAP Financial Measures of the earnings release.

(B) This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.

(C) Fiscal 2017 amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in (Provision) benefit for income taxes of $1 million.

(D) The nature of the discrete tax items for the periods ended December 31, 2017 and 2016 were as follows: (i) Unusual or infrequent items during the three months ended December 31, 2017 primarily included the net tax impacts resulting from the enactment of H.R. 1, commonly referred to as the Tax Cuts and Jobs Act of 2017 ($185 million), as well as immaterial impacts related to stock compensation deductions. Additionally, unusual or infrequent items during the three months ended December 31, 2017 and 2016 included the tax impact of excludible foreign exchange gains and losses in certain jurisdictions; (ii) Items related to uncertain tax positions during the three months ended December 31, 2017 and 2016 included net tax benefits from the reversal of accruals for uncertain tax positions due to the expiration of statutes of limitations and the settlement of tax audits, the accrual of interest on uncertain tax positions, and, for fiscal 2018 only, the refinement of the accrual for existing uncertain tax positions; (iii) Other discrete tax items during the three months ended December 31, 2017 and 2016 included net tax impacts from various return to provision adjustments related to tax return filings and, for fiscal 2018 only, changes in non-U.S. tax laws.

(E) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.

(F) Due to the Company’s Net Loss position, GAAP EPS has been calculated using basic weighted average shares for both basic and diluted GAAP EPS. However, in order to provide an Adjusted Non-GAAP EPS with a weighted average share figure that is consistent with all other periods presented, the Company has included this reconciling item to quantify the difference between basic and diluted weighted average shares. The net loss in Q1 2018 and FY18 year-to-date is driven by a discrete tax item, so the Company believes this approach provides the most comparable presentation possible.

(G) Fiscal 2017 full year amounts have been recast to reflect the retrospective application of the Company’s election to change its inventory valuation method of accounting for its U.S. carbon black inventories from the LIFO method to the FIFO method, which resulted in an increase in Net income (loss) attributable to Cabot Corporation per diluted common share of $0.11 per share and an increase in Adjusted earnings per share of $0.11 per share.

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

All dollar amounts shown below are in millions, except per share information

	Fiscal 2018 (A)

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.98)	$-	$-	$-	$(1.98)
Less: Certain items after tax	(2.89)	-	-	-	(2.89)
Less: Dilutive impact of shares (B)	(0.02)	-	-	-	(0.02)
Adjusted earnings per share	$0.93	$-	$-	$-	$0.93

(A) Per share amounts are calculated after tax and, where applicable, noncontrolling interest, net of tax.
(B) Due to the Company’s Net Loss position, GAAP EPS has been calculated using basic weighted average shares only to avoid anti-dilution. However, in order to provide an Adjusted Non-GAAP EPS with a weighted average share figure that is consistent with all other periods presented, the Company has included this reconciling item to quantify the difference between basic and diluted weighted average shares. The net loss in Q1 2018 is driven by a discrete tax item so the Company believes this approach provides the most comparable presentation possible.

	Fiscal 2018

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Reconciliation of Segment EBIT to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$(122)	$-	$-	$-	$(122)
Net income (loss) attributable to noncontrolling interests	10	-	-	-	10
Equity in earnings of affiliated companies, net of tax	(1)	-	-	-	(1)
Provision (benefit) for income taxes	205	-	-	-	205
Income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies	$92	$-	$-	$-	$92
Interest expense	13	-	-	-	13
Certain items	(7)	-	-	-	(7)
Unallocated corporate costs	14	-	-	-	14
General unallocated (income) expense	-	-	-	-	-
Equity in earnings of affiliated companies	1	-	-	-	1
Total Segment EBIT	$113	$-	$-	$-	$113
Plus: Total Depreciation & Amortization	39	-	-	-	39
Plus: Adjustments to Depreciation(C)	-	-	-	-	-
Total Segment EBITDA	$152	$-	$-	$-	$152
Less: Unallocated Corporate Costs	(14)	-	-	-	(14)
Adjusted EBITDA	$138	$-	$-	$-	$138

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Reinforcement Materials EBIT	$62	$-	$-	$-	$62
Plus: Depreciation & Amortization	17	-	-	-	17
Reinforcement Materials EBITDA	$79	$-	$-	$-	$79
Reinforcement Materials Sales	$387	$-	$-	$-	$387
Reinforcement Materials EBITDA Margin	20%	-%	-%	-%	20%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Performance Chemicals EBIT	$47	$-	$-	$-	$47
Plus: Depreciation & Amortization	12	-	-	-	12
Performance Chemicals EBITDA	$59	$-	$-	$-	$59
Performance Chemicals Sales	$229	$-	$-	$-	$229
Performance Chemicals EBITDA Margin	26%	-%	-%	-%	26%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Purification Solutions EBIT	$6	$-	$-	$-	$6
Plus: Depreciation & Amortization	10	-	-	-	10
Purification Solutions EBITDA	$16	$-	$-	$-	$16
Purification Solutions Sales	$70	$-	$-	$-	$70
Purification Solutions EBITDA Margin	23%	-%	-%	-%	23%

	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018
Specialty Fluids EBIT	$(2)	$-	$-	$-	$(2)
Plus: Depreciation & Amortization	-	-	-	-	-
Specialty Fluids EBITDA	$(2)	$-	$-	$-	$(2)
Specialty Fluids Sales	$6	$-	$-	$-	$6
Specialty Fluids EBITDA Margin	(33%)	-%	-%	-%	-33%

	Fiscal 2018

Reconciliation of Discretionary Free Cash Flow	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2018

Cash flow from operating activities (D)	45	-	-	-	45
Less: Changes in net working capital (E)	(50)	-	-	-	(50)
Less: Sustaining and compliance capital expenditures	42	-	-	-	42
Discretionary Free Cash Flow	$53	$-	$-	$-	$53

(C) Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

(D) As provided in the Consolidated Statement of Cash Flows.
(E) Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Consolidated Statement of Cash Flows.